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                                                                    Exhibit 2.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders


We consent to the inclusion of our report dated December 12, 1997 with respect to the balance sheet of Aspen Consulting Group, Inc. as of February 28, 1997, and the related statements of income, stockholders' equity, and cash flows for the year ended February 28, 1997, which report appears in the Form 8-K/A of TEAM America Corporation dated October 31, 1997.


                                   Deming, Malone, Livesay & Ostroff